RESTATED ARTICLES OF INCORPORATION

                                 OF

                           BRAINTECH, INC.


Pursuant to the provisions of Section 78.403 of the Nevada
Revised Statutes, the undersigned Corporation adopts the following Restated Articles of Incorporation as of this date:


FIRST:   The name of the corporation is BRAINTECH, INC.


SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of state on the 4th day of March, 1987.


THIRD:   The names and addresses of the original incorporators
are as follows:

        Tony Ladakis
        1292 4th Avenue
        Salt Lake City, Utah 84103

        Barbara T. Ladakis
        1292 4th Avenue
        Salt Lake City, Utah 84103

        Gerald M. Conder
        275 East South Temple #303
        Salt Lake City, Utah 84111


FOURTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

See SCHEDULE "A".

      That OWEN JONES is the president and GRANT SUTHERLAND is the secretary of BrainTech, Inc.; that they have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called and that such meeting was held of the 17th day of May, 2000 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

Date JUNE 1, 2000
                                           BRAINTECH, INC.

                                           By   *Owen Jones*
                                          -------------------
                                           Owen Jones, President


                                            *Grant Sutherland*
                                          ----------------------
		                           Grant Sutherland, Secretary


PROVINCE OF BRITISH COLUMBIA       )
                                   )
COUNTRY OF CANADA                  )

I, Sheila Jacques, a notary public, do hereby certify that on this 1st day of June, 2000, personally appeared before me OWEN JONES and GRANT SUTHERLAND, who being by me first duly sworn, declared that they are the President and Secretary of BRAINTECH, INC., that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

                                              *Sheila Jacques*
                                              -----------------
                                               Notary Public

                                               (Notarial Seal)


My commission expires 	n/a
                     ---------

                             SCHEDULE "A"

                   RESTATED ARTICLES OF INCORPORATION

                                  OF

                            BRAINTECH, INC.

                              ARTICLE I

                                Name
                                ----
	The name of this corporation is Braintech, Inc.

                              ARTICLE II

                               Duration
                               --------
	The duration of this corporation is perpetual.

                              ARTICLE III

                                Purpose
                                -------
	The purpose or purposes for which this corporation is organized are:

        (a) To engage in any lawful act or activity for which the corporation may be organized under the general corporation law of Nevada.

        (b) To cause to be formed, merged, reorganized, or liquidated, and to promote, take charge of, and aid in any way permitted by law the formation, merger, liquidation, or reorganization of any corporation, association, or organization of any kind, domestic or foreign; and to form, organize, promote, manage, control and maintain, and to dissolve, merge, or consolidate one or more corporations in the stock or other securities of which this corporation may be or become interested, for such purpose or purposes as may aid or advance the objects and purposes of this corporation.

       (c) To do each and every thing necessary suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated or which at any time may appear conductive to or expedient for the protection or benefit of this corporation and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world; as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                          ARTICLE IV

                            Stock
                            -----
     The Corporation shall have the authority to issue Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.

                          ARTICLE V

                          Amendment
                          ---------
     These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                          ARTICLE VI

                      Shareholder Rights
                      ------------------

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration, as the Board of Directors shall determine Shareholders shall not have pre-emptive rights to acquire unissed shares of the stock of this corporation and cumulative voting is denied.

                         ARTICLE VII

                       Capitalization
                       --------------

     This corporation will not commence business until at least
$1,000.00 has been received by it as consideration for the issuance of shares.

                        ARTICLE VIII

                         Directors
                         ---------

      The number of directors constituting the initial Board of Directors of this corporation is three.

                        ARTICLE IX

           Common Directors - Transactions Between Corporations
           ----------------------------------------------------
      No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more o its directors or officers are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transactions fair and reasonable to the corporatioN.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

                            END OF DOCUMENT